Exhibit 99.2
$187,500 Promissory Note

PROMISSORY NOTE

U.S. $187,500.00 Colorado Springs, Colorado
 September 7, 2011

1.           FOR VALUE RECEIVED, Orlando Reservoir No. 2 Company, LLC, a Colorado limited liability company, and TRW Orlando Water Assets, LLC, a Colorado limited liability company (collectively, “Borrower”), promises to pay to the order of Family Ranch Holdings, LLC, a Colorado limited liability company (“Note Holder”), the principal sum of One Hundred Eighty-Seven Thousand Five Hundred and 00/100 U.S. Dollars ($187,500.00), at the rate of seven percent (7%) per annum.  Principal and interest shall be payable at 102 East Pikes Peak Avenue, Suite 200, Colorado Springs, CO  80903, or such other place as the Note Holder may designate, in one payment of all principal and accrued interest due on January 28, 2014.  If not sooner paid or accelerated in accordance with paragraph 7 below, the entire principal amount outstanding and accrued and unpaid interest thereon shall be due and payable on January 28, 2014.

2.           Payments received for application to this Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest at the default rate specified below, if any, third, to accrued interest at the contract rate first specified above, and the balance applied in reduction of the principal amount hereof.

3.           Borrower shall pay to the Note Holder a late charge of ten percent (10%) of any payment not received by the Note Holder within ten (10) business days after the date that the payment under this Note is due.

4.           The payments received for application to this Note (other than prepayments of principal in accordance with Paragraph 8 of this Note) shall be applied first to the payment of late charges, if any, second to the payment of accrued Interest at the default rate specified below, if any, third to accrued Interest at the contract rate first specified above, and the balance applied in reduction of the principal amount hereof.

5.           This Note is secured by (a) a deed of trust (the “Deed of Trust”) on certain real property located in Huerfano County, Colorado, which property is more particularly described on Exhibit A attached hereto (the “Collateral”).

6.           At the option of the Note Holder, the payment of all principal and Interest due in accordance with the terms of this Note will be accelerated and such principal and Interest shall be immediately due and payable without notice or demand upon any of the following events of default (each an “Event of Default”):

(a)           default in the timely payment of any amount due hereunder, or any part thereof (unless cured within ten (10) business days after the date that the payment is due);

                      (b)           breach or violation by Borrower of any term or covenant contained in this Note (unless cured within any applicable period provided for herein);

(c)           breach or violation by Borrower or Two Rivers Water Company of any term or covenant contained in the Service Agreement dated January 28, 2011 (unless cured within any applicable period provided for in such document) executed by TRW Orlando Water Asset, LLC, Two Rivers Water Company and Marksheffel-Woodmen Investments, LLC;

                      (d)           Borrower, Two Rivers Water Company or Two Rivers Water, LLC making an assignment for the benefit of creditors, or admitting in writing its inability to pay its debts as they become due, or filing a voluntary petition in bankruptcy, or being adjudicated a bankrupt or insolvent, or filing any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution, or similar relief to which it may be entitled, or filing any answer admitting the material allegations of any petition filed against it in any such proceedings, or seeking or consenting to or acquiescing in the appointment of any trustee, receiver, custodian, or liquidator of all or a substantial part of its properties or assets;

(e)           the commencement of a bankruptcy or insolvency proceeding against Borrower, Two Rivers Water Company or Two Rivers Water, LLC (unless stayed or dismissed within sixty (60) days); or

           (f)           the sale, conveyance, assignment or other transfer of fifty percent (50%) or more of the stock, membership interests or assets of Borrower.

Note Holder shall give Borrower ten (10) business days written notice of any Event of Default of the Note, other than a Monetary Default ("Non Monetary Default").  If the Borrower fails to cure the Non Monetary Default by the end of the ten (10) business day period, the entire amount due under the Note, including principal and accrued Interest, shall be accelerated and shall be immediately due and payable to Note Holder.  If Borrower cures the Non Monetary Default within such ten (10) business day period, Borrower shall be restored to all rights under the Note.

7.           If Note Holder elects to accelerate in accordance with paragraph 6, the entire principal amount outstanding and accrued Interest thereon shall at once and without notice become due and payable and the indebtedness shall bear interest at the rate of twelve percent (12%) per annum from the date of default.  The Note Holder shall be entitled to collect all costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees.

8.           Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty (provided that Borrower is not in default hereunder after expiration of any applicable notice and cure period).  Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent annual payment or change the amount of such annual payments (other than the amount of principal due at the last annual payment).

9.           This Note shall be the joint and several obligation of each Borrower.  Every maker, endorser, or cosigner of this Note expressly grants to Note Holder the right to release or to agree not to sue any other person, or to suspend the right to enforce this Note against such other person or to otherwise discharge such person; and each such maker, endorser, or cosigner agrees that the exercise of such rights by Note Holder will have no affect on the liability of any other person, primarily or secondarily liable hereunder.  Each maker, endorser, or cosigner waives presentment, protest, or notice of dishonor, and all duty or obligation of Note Holder to effect, protect, perfect, retain, or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note.

10.           No delay or omission on the part of Note Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.  No acceptance of late payments by Note Holder under this Note, whether or not accompanied by late charges, shall operate as a waiver of any default under this Note, nor shall it operate as a waiver or modification of Note Holder's right to declare a default under proper circumstances in the future.  A waiver on one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

11.           Borrower certifies that the loan is obtained for business or commercial purposes and that the proceeds thereof will not be used primarily for personal, family or household purposes.

12.           If any provision hereof or of the Deed of Trust, Escrow Agreement, Service Agreement or any other loan document is for any reason and to any extent invalid or unenforceable, then neither the remainder of the document in which such provision is contained nor the application of the provisions to other entities, persons, or circumstances, nor any other loan document shall be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

13.           This Note shall be non-recourse and shall not be the personal obligation of Borrower or any other makers, sureties, guarantors and endorsers, and their successors and assigns and Note Holder’s sole remedy for a default shall be to realize on the Collateral.

14.           Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (a) delivery to Borrower or (b) three (3) days following the date of mailing of such notice by registered or certified mail, return receipt requested, postage prepaid, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder.  Any notice to the Note Holder shall be in writing and shall be given and be effective upon (a) delivery to Note Holder or (b) three (3) days following the date of mailing of such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

BORROWER:

ORLANDO RESERVOIR NO. 2 COMPANY,
a Colorado limited liability company

By: _____________________________
Wayne Harding
Its:  Chief Financial Officer and Secretary

TRW ORLANDO WATER ASSETS, LLC
a Colorado limited liability company

   By:           TWO RIVERS WATER, LLC
a Colorado limited liability company
Its sole member

By: Two Rivers Water Company
a Colorado corporation
Its sole member

  By:_________________________
Wayne Harding
 Chief Financial Officer and Secretary

Borrower’s Address:	2000 South Colorado Boulevard, Annex Ste 420
Denver, CO  80222